UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2017

TerraVia Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Gateway Boulevard
South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 780-4777

Not Applicable
(Former name or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02(d) Compensatory Arrangements of Certain Officers.

On August 2, 2017, TerraVia Holdings, Inc. (the “Company”), and certain of the Company’s wholly owned domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions under chapter 11 of title 11 of the United States Code (the “Bankruptcy Filing”). In connection with the Bankruptcy Filing, on August 17, 2017, the Debtors filed a motion (the “Motion”) seeking entry of an order authorizing and approving the Debtors’ key employee incentive plan (the “KEIP”). On August 30, 2017, the United States Bankruptcy Court for the District of Delaware entered an order approving the KEIP and the implementation thereof.
The KEIP provides for bonuses that are payable to the Company’s named executive officers and the other participants therein in the event of a sale of all or substantially all of the assets or equity interests of the Debtors that results in Total Noteholder Consideration (as defined below) of at least $21 million. The total bonus pool is equal to $500,000 plus 3% of the Total Noteholder Consideration in excess of $21 million; provided that the bonus pool cannot exceed $3,500,000. The bonus pool will equal $0 (and therefore no bonuses will be payable) if the Total Noteholder Consideration is less than $21 million. The bonus percentages for the named executive officers in aggregate comprise 76% of the bonus pool, with a breakdown as follows: Apu Mody – 22%; Tyler Painter – 18%; Peter Licari – 18%; and Paul Quinlan – 18%.
For the purposes of the KEIP, “Total Noteholder Consideration” means the total consideration distributable to the holders of the Company’s senior subordinated convertible notes on account thereof, as agreed to in good faith by the Company and the required debtor-in-possession lenders at the close of the auction of the Company (which shall be, for the avoidance of doubt, net of administrative expenses, including professional fees).
The above is a brief description of the material terms of the KEIP. The description does not purport to be complete and is qualified in its entirety by reference to the KEIP, which is filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	TerraVia Holdings, Inc. Key Employee Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TerraVia Holdings, Inc.

Date: September 7, 2017	By:	/s/ Paul Quinlan
Paul Quinlan
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	TerraVia Holdings, Inc. Key Employee Incentive Plan